Exhibit 99.2

AT THE COMPANY	ON THE WEB
Mike Lonsway	www.forestcity.net
Senior Vice President – Planning
216-416-3325

Jeff Linton
Senior Vice President – Corporate Communication
216-416-3558

FOR IMMEDIATE RELEASE

Forest City Reports 2016 Second-Quarter and Year-to-Date Results

•	Year-to-date Net Earnings, Consolidated Revenues ahead of same period in 2015

•	Operating FFO per share up 16 percent in Q2, 12 percent year to date

•	Q2 total Comp NOI up 4.3 percent, led by office up 6.4 percent

CLEVELAND, Ohio - August 4, 2016 - Forest City Realty Trust, Inc. (NYSE: FCEA and FCEB) today announced financial results for the three and six months ended June 30, 2016.

Revenues
Consolidated revenues for the three months ended June 30, 2016, were $226.0 million, compared with $232.7 million for the three months ended June 30, 2015. Consolidated revenues for the six months ended June 30, 2016, were $452.2 million, compared with $441.0 million for the six months ended June 30, 2015.

Net Earnings
For the three months ended June 30, 2016, the company had net earnings of $26.6 million, or $0.10 per share, compared with net earnings of $303.8 million, or $1.18 per share, for the three months ended June 30, 2015. The primary driver of the quarter-over-quarter variance was significant prior-year gains on change of control of interests that did not recur in 2016. For the six months ended June 30, 2016, the company had net earnings of $270.6 million, or $1.02 per share, compared with net earnings of $249.5 million, or $1.04 per share, for the six months ended June 30, 2015.

Additional factors impacting net earnings for the second quarter and year to date are described below under FFO and Operating FFO and are included in the company’s supplemental package for the three months ended June 30, 2016, furnished to the Securities and Exchange Commission (SEC) on Form 8-K, and available on the company’s website, www.forestcity.net.

Funds From Operations (FFO)
Total FFO for the three months ended June 30, 2016 was $95.7 million, or $0.36 per share, compared with $368.6 million, or $1.44 per share for the three months ended June 30, 2015. Total FFO for the six months ended June 30, 2016 was $386.4 million, or $1.45 per share, compared with $389.2 million, or $1.60 per share for the six months ended June 30, 2015. Per-share amounts are on a fully diluted basis.

As referenced above under Net Earnings/Loss, the second-quarter FFO variance, compared with results for the prior year, was primarily related to significant second-quarter 2015 gains on change of control of interests that did not recur in 2016. Additional factors impacting second-quarter FFO are described below under Operating FFO. Year-to-date FFO results were positively impacted primarily by first-quarter 2016 gains related to the company’s disposition of its interest in the Nets basketball team and the 625 Fulton Street development parcel in Brooklyn.

FFO and FFO per share are non-GAAP measures commonly used by publicly traded real estate companies. Included with this press release is a table reconciling net earnings/loss, the most comparable GAAP measure, to FFO.

Operating FFO
Operating FFO for the three months ended June 30, 2016, was $96.5 million, or $0.37 per share, compared with $78.6 million, or $0.32 per share, for the three months ended June 30, 2015, a 16 percent increase on a per share basis. For the six months ended June 30, 2016, Operating FFO was $177.7 million, or $0.67 per share, compared with $137.0 million, or $0.60 per share, for the six months ended June 30, 2015, a 12 percent increase on a per share basis. Per share amounts are on a fully diluted basis.

Positive factors impacting second-quarter 2016 Operating FFO, compared with the second quarter of 2015, included increased Operating FFO from new property openings and acquisitions of $7.4 million; decreased interest expense, both corporate and in the mature portfolio, of $6.9 million; increased net operating income (NOI) from the mature portfolio of $6.1 million; increased net operating income from other sources of $5.3 million, primarily reduced overhead as a result of the company’s reorganization, offset by outside consulting costs; increased capitalized interest from active development projects of $2.4 million; and interest on notes receivable of $2.1 million. These positive factors were partially offset by lower land sales at Stapleton of $3.8 million and reduced Operating FFO from properties sold of $8.5 million.

Factors impacting Operating FFO for the second quarter are illustrated in a bridge diagram included in the company’s supplemental package for the three months ended June 30, 2016, furnished to the SEC on Form 8-K, and available on the company’s website, www.forestcity.net. The supplemental package also includes additional explanations of factors impacting Net Earnings, Operating FFO and FFO for the three and six months ended June 30, 2016.

Operating FFO is a non-GAAP measure derived from FFO. The company believes Operating FFO provides investors with additional information about its core operations. Included with this press release is a table reconciling FFO to Operating FFO.

Commentary
“We had another solid performance in the second-quarter, and results continue to reflect strong operations across asset classes and healthy fundamentals overall in our core markets,” said David J. LaRue, Forest City president and chief executive officer. “Results for net earnings, FFO and Operating FFO all met our expectations, and growth in same-store net operating income was generally on pace with reported peer averages.

“Net earnings of $26.6 million, or $0.10 per share, for the quarter, and $270.6 million, or $1.02 per share, for the six months, were in line with our expectations. Year-to-date results reflect the positive impact of significant gains from our first-quarter 2016 dispositions of the Nets and the 625 Fulton Street development parcel in Brooklyn.

“Operating FFO per share was up 16 percent for the quarter, and 12 percent for the year to date, compared with the comparable periods in 2015. As we have seen for the past several quarters, the primary factors driving growth in Operating FFO were new property openings and acquisitions, lower interest expense and growth in the mature portfolio. These factors are all direct results of our efforts to focus our portfolio on core markets, bring new properties on line through both development and acquisition, reduce corporate and property-level debt, and pursue operational excellence across the enterprise. This quarter, Operating FFO was also positively impacted by reduced overhead from our recent reorganization and ongoing cost-reduction efforts, partially offset by outside consulting costs in the quarter.

“We had solid overall results in our comparable portfolio for the quarter, with total comp NOI up 4.3 percent over the second quarter of last year. Office results continue to be positively impacted by lease-up of prior-year vacancies at University Park at MIT in Cambridge and at One Pierrepont Plaza in Brooklyn, and by ongoing strong demand in those markets. In retail, we continue to see strong same-space leasing spreads in our regional malls, though results in the quarter were impacted by the anticipated loss of an anchor tenant at one of our West Coast centers, and by the timing of vacancies and tenant changes at another. In the residential portfolio, we continue to closely track new supply in our core markets, but we are confident in the strength of the sub-markets where we are focused and the quality of our assets and operations.

“Our margin improvement and cost reduction efforts gained additional traction in the second quarter and favorably impacted net earnings, FFO, Operating FFO and total NOI. Reduced overhead expense was one of the primary drivers of the improvement in “Other” NOI for the quarter and year to date, as reflected in the schedules supporting net operating income in our second-quarter supplemental package. Those improvements were partially offset by increased corporate expense, as some functions formerly embedded in the prior SBUs have been combined into center-led functions. As we’ve stated previously, we are targeting significant additional expense reductions as these efforts continue. We also expect to provide improved clarity and transparency into our performance with the introduction of our new reporting segments, beginning with our third-quarter results.

“On the transaction front, we expect to begin closings for the previously announced sale of our federally assisted housing portfolio in the fourth quarter, with closings for all 47 properties targeted by yearend. In addition, the previously announced joint venture with QIC for our Shops at Wiregrass regional mall near Tampa is expected to be complete by the end of the third quarter.

Comparable NOI, Occupancies and Rent
Overall comparable NOI increased 4.3 percent for the three months ended June 30, 2016, compared with the same period in 2015, with increases of 6.4 percent in office, 3.0 percent in apartments and 2.7 percent in retail.

Comparable office occupancies were 95.8 percent at June 30, 2016, flat compared with the second quarter of 2015. For the rolling 12-month period ended June 30, 2016, rent per square foot in new office same-space leases increased 8.5 percent over prior rents.

In the residential portfolio, average monthly rents per unit for the company’s total comparable apartments rose to $1,485 for the six months ended June 30, 2016, a 3.6 percent increase compared with $1,433 for the six months ended June 30, 2015. Comparable average rents per unit in the company’s core markets were $1,925, a 3.7 percent increase from $1,856 for the comparable period in 2015. Comparable economic occupancies for the six months ended June 30, 2016, were 94.6 percent, down from 95.2 percent for the six months ended June 30, 2015.

In the retail portfolio, comparable retail occupancies at June 30, 2016, increased to 94.3 percent, up from 94.1 percent at June 30, 2015. Sales in the company’s regional malls averaged $554 per square foot on a rolling 12-month basis, down from $558 per square foot at March 31, 2016, and $555 per square foot at June 30, 2015. For the rolling 12-month period ended June 30, 2016, new, same-space leases in the company’s regional malls increased 20.3 percent over prior rents.

Comparable NOI, defined as NOI from stabilized properties operated in the three months ended June 30, 2016 and 2015, is a non-GAAP financial measure and is based on the pro-rata consolidation method, also a non-GAAP financial measure. Included in this release is a schedule that presents comparable NOI using the full-consolidation method and a reconciliation of NOI to earnings/loss before income taxes.

Openings and Projects Under Construction
In the second quarter, Forest City opened Blossom Plaza, a 237-unit apartment community with 19,000 square feet of street-level retail, in the Chinatown neighborhood of Los Angeles, and 1812 Ashland Avenue, a 164,000-square-foot office building at the Science + Technology Park at Johns Hopkins in Baltimore.

At June 30, 2016, Forest City had 12 projects under construction at a total cost of $2.0 billion, or $939 million at the company’s pro-rata share. These include:

RESIDENTIAL:

•	Museum Towers II, a 286-unit apartment community in Philadelphia, is expected to be completed in the fourth quarter of 2016.

•
Eliot on 4th, a 365-unit apartment community with 5,000 square feet of retail space at the company’s Waterfront Station mixed-use project in Washington, D.C., is expected to be completed in the first quarter of 2017.

•	Broadway and Hill, a 391-unit apartment community in Los Angeles with 15,000 square feet of street-level retail, is expected to be completed in the third quarter of 2017.

•	West Village II, a 399-unit apartment community in Dallas, began construction in the first quarter and is expected to begin phased opening in the first quarter of 2018.

Museum Towers II, Eliot on 4th, Broadway and Hill, and West Village II are all part of the company’s residential development fund with the Arizona State Retirement System.

Other residential projects currently under construction include the following three properties at Pacific Park Brooklyn that are part of the company’s strategic partnership with Greenland USA:

•	535 Carlton, a 298-unit, all-affordable apartment community, is expected to begin phased opening in the fourth quarter of 2016.

•	550 Vanderbilt, a 278-unit condominium property, is expected to begin phased opening in the first quarter of 2017.

•	38 Sixth Avenue, a 303-unit, all-affordable apartment community with 6,000 feet of street-level retail, is expected to begin phased opening in the second quarter of 2017.

Remaining residential projects under construction include:

•	461 Dean Street, a 363-unit apartment community at Pacific Park Brooklyn, is expected to be completed in the third quarter of 2016.

•
The Bixby, a 195-unit apartment community in Washington, D.C., in which the company is partnering with a regional developer and the District of Columbia Housing Authority, is expected to open in the fourth quarter of 2016.

•	Town Center Wrap, a 399-unit apartment community with 7,000 square feet of street-level retail at Stapleton in Denver, is expected to begin phased opening in the second quarter of 2017.

•
Hudson Exchange, a 421-unit apartment community in Jersey City, NJ, in which the company is partnering with a local developer. The project, which includes 9,000 square feet of street-level retail, is expected to be completed in the first quarter of 2018.

OFFICE:

•
The Bridge at Cornell Tech, a 235,000-square-foot corporate “co-location” building at Cornell Tech’s new campus on Roosevelt Island in New York City. The building, in which Cornell will occupy approximately 40 percent of the space, is expected to open in the second quarter of 2017.

Outlook
“We feel positive about the overall performance of the portfolio and the strength of our core markets, even as we closely monitor macroeconomic conditions and market- and product-specific trends,” LaRue said. “We are driving improved performance from our mature portfolio, as well as completing and leasing-up new properties in core markets that are accretive to our results. As we continue to execute our strategies, including our de-leveraging and margin improvement efforts, our ongoing transformation is having a positive impact on Forest City’s performance and competitiveness.”

Corporate Description
Forest City Realty Trust, Inc. is an NYSE-listed national real estate company with $8.9 billion in consolidated assets. The company is principally engaged in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. For more information, visit www.forestcity.net.

Supplemental Package
Please refer to the Investors section of the company’s website at www.forestcity.net for a supplemental package, which the company furnished to the SEC on Form 8-K on August 4, 2016, and is also available on the company’s website, www.forestcity.net. The supplemental package includes operating and financial information for the quarter ended June 30, 2016, with reconciliations of non-GAAP financial measures, such as Operating FFO, FFO, NOI, comparable NOI and results prepared using the pro-rata consolidation method, to their most directly comparable GAAP financial measures.

Investor Presentations
Please note the company periodically posts updated investor presentations on the Investors page of its website at www.forestcity.net. It is possible the periodic updates may include information deemed to be material. Therefore, the company encourages investors, the media, and other interested parties to review the Investors page of its website at www.forestcity.net for the most recent investor presentation.

FFO
FFO, along with net earnings, provides additional information about the company’s core operations. While property dispositions, acquisitions or other factors impact net earnings in the short-term, it believes FFO presents a more consistent view of the overall financial performance of its business from period-to-period since the core of its business is the recurring operations of its portfolio of real estate assets. FFO is used by the chief operating decision maker and management to assess operating performance and resource allocations by strategic business unit and on a consolidated basis. Management believes that the exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of the company’s activity and assists in comparing those operating results between periods. Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets and impairment of depreciable real estate, management believes that FFO, along with the required GAAP presentations, provides a more complete measurement of the Company’s performance relative to its competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide.

The majority of the company’s peers in the publicly traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although the company was not a REIT for the prior period presented, management believes it is important to publish this measure to allow for easier comparison of its performance to its peers. The major difference between the company and its REIT peers is that the company was a taxable entity and any taxable income it generated could have resulted in payment of federal or state income taxes. The company’s REIT peers typically do not pay federal or state income taxes on their qualified REIT investments, but distribute a significant portion of their taxable income to shareholders. Due to the company’s effective tax management policies, it has not historically been a significant payer of income taxes. This has allowed it to retain its internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP.

FFO is defined by NAREIT as net earnings excluding the following items at the company’s proportionate share: i) gain (loss) on full or partial disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); and iv) cumulative or retrospective effect of change in accounting principle (net of tax).

Operating FFO
The company defines Operating FFO as FFO adjusted to exclude: i) impairment of non-depreciable real estate; ii) write-offs of abandoned development projects and demolition costs; iii) income recognized on state and federal historic and other tax credits; iv) gains or losses from extinguishment of debt; v) change in fair market value of nondesignated hedges; vi) gains or losses on change in control of interests; vii) the adjustment to recognize rental revenues and rental expense using the straight-line method; viii) participation payments to ground lessors on refinancing of our properties; ix) other transactional items; x) the Nets pre-tax FFO; and xi) income taxes on FFO. The company believes its presentation of FFO and Operating FFO provides important supplemental information to its investors. Operating FFO should not be considered to be an alternative to net earnings computed under GAAP as an indicator of our operating performance and may not be directly comparable to similarly titled measures reported by other companies.

Pro-Rata Consolidation Method
This press release contains certain financial measures prepared in accordance with GAAP under the full consolidation accounting method and certain financial measures prepared in accordance with the pro-rata consolidation method (non-GAAP). Under the pro-rata consolidation method, the company generally presents its investments proportionate to its economic share of ownership. The pro-rata information is not, and is not intended to be, a presentation in accordance with GAAP. In addition to the company’s wholly-owned assets, the pro-rata balance sheets and statements of operations also include its proportionate economic ownership of each asset in its portfolio that it does not wholly own. The amounts shown in the column labeled “Full Consolidation” were derived from the company’s consolidated financial statements as filed with the SEC on Form 10-Q or 10-K, as applicable. The amounts in the columns labeled “Unconsolidated Investments at Pro-Rata” were derived on a property-by-property basis by applying to each financial statement line item the ownership percentage interest used to arrive at its share of net income during the period when applying the equity method of accounting. A similar calculation was performed for the amounts in the columns labeled “Noncontrolling Interest”, which represent assets the company consolidates but ownsless than 100%. The column labeled “Pro-Rata Consolidation” is the total of the “Full Consolidation” column less the column labeled “Noncontrolling Interest”, plus the column labeled “Unconsolidated Investments at Pro-Rata”. The company provides reconciliations from the full consolidation method to the pro-rata consolidation method by each financial statement line item on its balance sheets and statements of operations included in its supplemental package.

The company provides pro-rata balance sheet and statement of operation information because it believes it assists investors and analysts in estimating its economic interest in its consolidated and unconsolidated joint ventures when read in conjunction with the company’s results under GAAP. The presentation of pro-rata financial statements has limitations as an analytical tool. Some of these limitations include:

•
The amounts shown on the individual line items were derived by applying the company’s overall pro-rata ownership interest percentage determined when applying the equity method of accounting or income/loss to minority partners under noncontrolling interest accounting and do not necessarily represent the company’s actual claim to the individual assets and liabilities; and

•	Other companies in the company’s industry may calculate their pro-rata interest differently than the company does, limiting the usefulness as a comparative measure.

Because of these limitations, the pro-rata balance sheets and statements of operations should not be considered in isolation or as a substitute for the company’s financial statements as reported under GAAP. The company suggests you compensate for these limitations by relying primarily on its GAAP results and using the pro-rata balance sheets and statements of operations only supplementally.

NOI
NOI, a non-GAAP measure, reflects the company’s share of the core operations of its rental real estate portfolio, prior to any financing activity. NOI is defined as revenues less operating expenses of consolidated and unconsolidated subsidiaries within its Commercial Group and its Residential Group, except for revenues and cost of sales associated with sales of land held in these segments. The activities of the Land Development Group and Corporate Activities do not involve the operations of its rental property portfolio and therefore are not included in NOI.

The company believes NOI provides important information about its core operations and, along with earnings before income taxes, is necessary to understand its business and operating results. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, revenues and cost of sales associated with sales of land, other non-property income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial and residential real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. The company uses NOI to evaluate its operating performance on a portfolio basis since NOI allows it to evaluate the impact that factors such as occupancy levels, lease structure, rental rates, and tenant mix have on its financial results. Investors can use NOI as supplementary information to evaluate the company’s business. In addition, management believes NOI provides useful information to the investment community about its financial and operating performance when compared to other REITs since NOI is generally recognized as a standard measure of performance in the real estate industry.

To calculate NOI, the company excludes certain revenues and operating expenses, primarily relating to its land sales (which do not involve its core rental property operations). As a result, it discloses Adjusted revenues and Adjusted operating expenses as significant components of NOI. The company believes Adjusted revenues and Adjusted operating expenses provide important information to analyze its core rental property results and understand the applicable significant components of NOI. NOI is not intended to be a performance measure that should be regarded as an alternative to, or more meaningful than, our GAAP measures, and may not be directly comparable to similarly-titled measures reported by other companies.

Comparable NOI
In addition to NOI, the company uses comparable NOI as a metric to evaluate the performance of its multifamily, office and retail properties. This measure provides a same-store comparison of operating results of all stabilized properties that are open and operating in all periods presented. Non-capitalizable development costs and unallocated management and service company overhead are not directly attributable to an individual operating property and are considered non-comparable NOI. In addition, certain income and expense items at the property level, such as lease termination income, real estate tax assessments or rebates, certain litigation expenses incurred and any related legal settlements and NOI impacts of changes in ownership percentages, are excluded from comparable NOI. Retained operating properties in lease-up or are otherwise considered non-comparable are disclosed in the company’s supplemental package, which the company will furnish to the SEC on Form 8-K. Other properties and activities such as Arena, federally assisted housing, military housing, straight-line rent adjustments and participation payments as a result of refinancing transactions are not evaluated on a comparable basis and the NOI from these properties and activities is considered non-comparable NOI.

Safe Harbor Language
Statements made in this news release that state the company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future are forward-looking statements. The company’s actual results could differ materially from those expressed or implied in such forward-looking statements due to various risks, uncertainties and other factors. Risks and factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, its ability to qualify or to remain qualified as a REIT, its ability to satisfy REIT distribution requirements, the impact of issuing equity, debt or both, and selling assets to satisfy its future distributions required as a REIT or to fund capital expenditures, future growth and expansion initiatives, the impact of the amount and timing of any future distributions, the impact from complying with REIT qualification requirements limiting its flexibility or causing it to forego otherwise attractive opportunities beyond rental real estate operations, the impact of complying with the REIT requirements related to hedging, its lack of experience operating as a REIT, legislative, administrative, regulatory or other actions affecting REITs, including positions taken by the Internal Revenue Service, the possibility that its Board of Directors will unilaterally revoke its REIT election, the possibility that the anticipated benefits of qualifying as a REIT will not be realized, or will not be realized within the expected time period, the impact of current lending and capital market conditions on its liquidity, its ability to finance or refinance projects or repay its debt, the impact of the slow economic recovery on the ownership, development and management of its commercial real estate portfolio, general real estate investment and development risks, using modular construction as a new construction methodology and owning a factory to produce modular units, litigation risks, vacancies in its properties, risks associated with developing and managing properties in partnership with others, competition, its ability to renew leases or re-lease spaces as leases expire, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, the impact of terrorist acts and other armed conflicts, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by its revolving credit facility, term loan facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, its ability to receive payment on the notes receivable issued by Onexim in connection with their purchase of the company’s interests in the Barclays Center and the Nets, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of its insurance carriers, environmental liabilities, competing interest of its directors and executive officers, the ability to recruit and retain key personnel, risks associated with the sale of tax credits, downturns in the housing market, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, changes in federal, state or local tax laws, volatility in the market price of its publicly traded securities, inflation risks, cybersecurity risks, cyber incidents, conflicts of interest, and risks related to its organizational structure including operating through its Operating Partnership and its UPREIT structure, as well as other risks listed from time to time in the company’s SEC filings, including but not limited to, the company’s annual and quarterly reports.

Reconciliation of Net Earnings (Loss) to FFO
The table below reconciles net earnings (loss), the most comparable GAAP measure, to FFO, a non-GAAP measure.

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Net earnings attributable to Forest City Realty Trust, Inc.	$26,599	$303,756	$270,634	$249,547
Depreciation and Amortization—Real Estate Groups (1)	78,788	76,714	157,650	151,494
Gain on disposition of full or partial interests in rental properties	(11,990)	(19,284)	(111,748)	(19,284)
Impairment of depreciable rental properties	2,100	—	14,564	—
Income tax expense adjustment — current and deferred (2):
Gain on disposition of full or partial interests in rental properties	236	7,461	55,272	7,461
FFO attributable to Forest City Realty Trust, Inc.	$95,733	$368,647	$386,372	$389,218

FFO Per Share - Diluted
Numerator (in thousands):
FFO attributable to Forest City Realty Trust, Inc.	$95,733	$368,647	$386,372	$389,218
If-Converted Method (adjustments for interest, net of tax for 2015):
5.000% Notes due 2016	—	73	—	383
4.250% Notes due 2018	778	1,495	2,250	3,529
3.625% Notes due 2020	362	953	1,280	2,396
FFO for per share data	$96,873	$371,168	$389,902	$395,526
Denominator:
Weighted average shares outstanding—Basic	258,645,220	233,377,771	258,298,148	218,254,445
Effect of stock options, restricted stock and performance shares	995,175	3,160,648	1,239,960	2,964,450
Effect of convertible debt	5,031,753	18,389,062	7,804,478	23,211,264
Effect of convertible 2006 Class A Common Units	1,940,788	2,973,190	1,940,788	2,973,190
Weighted average shares outstanding - Diluted	266,612,936	257,900,671	269,283,374	247,403,349
FFO Per Share - Diluted	$0.36	$1.44	$1.45	$1.60

(1)	The following table provides detail of depreciation and amortization:

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Full Consolidation	$62,418	$56,200	$125,629	$109,224
Non-Real Estate	(754)	(1,213)	(1,573)	(2,338)
Real Estate Groups Full Consolidation	61,664	54,987	124,056	106,886
Real Estate Groups related to noncontrolling interest	(5,463)	(3,862)	(9,790)	(7,705)
Real Estate Groups Unconsolidated	22,587	20,527	43,349	42,196
Real Estate Groups Discontinued Operations	—	5,062	35	10,117
Real Estate Groups at our proportional share	$78,788	$76,714	$157,650	$151,494

(2)	The following table provides detail of income tax expense (benefit):

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)
Income tax expense (benefit) on FFO
Operating Earnings:
Current taxes	$91	$2,386	$3,720	$642
Deferred taxes	(135)	172,383	24,022	174,942
Total income tax expense (benefit) on FFO	(44)	174,769	27,742	175,584

Income tax expense (benefit) on non-FFO
Disposition of full or partial interests in rental properties:
Current taxes	$236	$2,882	$(4,351)	$2,882
Deferred taxes	—	4,579	59,623	4,579
Total income tax expense (benefit) on non-FFO	236	7,461	55,272	7,461
Grand Total	$192	$182,230	$83,014	$183,045

Reconciliation of FFO to Operating FFO - Pro-Rata Consolidation

	Three Months Ended June 30,			Six Months Ended June 30,
	2016	2015	% Change	2016	2015	% Change
	(in thousands)			(in thousands)
FFO attributable to Forest City Realty Trust, Inc.	$95,733	$368,647		$386,372	$389,218
Write-offs of abandoned development projects	—	15,969		—	15,969
Tax credit income	(2,936)	(3,957)		(5,944)	(7,212)
Loss on extinguishment of debt	849	3,573		29,933	38,952
Change in fair market value of nondesignated hedges	590	(2,979)		1,986	(5,092)
Gains on change in control of interests	—	(487,684)		—	(487,684)
Net gain on disposition of interest in development project	—	—		(136,687)	—
Net gain on disposition of partial interest in other investment - Nets	—	—		(136,247)	—
Straight-line rent adjustments	(3,350)	(307)		(5,211)	(360)
REIT conversion, reorganization costs and termination benefits	5,681	9,771		14,401	15,983
Nets pre-tax FFO	—	791		1,400	1,593
Income tax expense (benefit) on FFO	(44)	174,769		27,742	175,584
Operating FFO attributable to Forest City Realty Trust, Inc.	$96,523	$78,593	22.8%	$177,745	$136,951	29.8%

Operating FFO Per Share - Diluted
Numerator (in thousands):
Operating FFO attributable to Forest City Realty Trust, Inc.	$96,523	$78,593		$177,745	$136,951
If-Converted Method (adjustments for interest, pre-tax):
5.000% Notes due 2016	—	119		—	626
4.250% Notes due 2018	778	2,443		2,250	5,765
3.625% Notes due 2020	362	1,557		1,280	3,914
Operating FFO for per share data	$97,663	$82,712		$181,275	$147,256

Denominator:
Weighted average shares outstanding - Diluted	266,612,936	257,900,671		269,283,374	247,403,349
Operating FFO Per Share	$0.37	$0.32	15.6%	$0.67	$0.60	11.7%

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
	(in thousands)		(in thousands)
Operating FFO by segment:
Commercial Group	$64,172	$49,430	$124,881	$94,112
Residential Group	37,283	35,240	68,949	60,990
Arena	—	72	(561)	68
Land Group	11,067	12,726	18,337	22,978
Corporate Group	(15,999)	(18,875)	(33,861)	(41,197)
Operating FFO	$96,523	$78,593	$177,745	$136,951

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands)

	Three Months Ended June 30, 2016					Three Months Ended June 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$225,963	$16,826	$99,920	$—	$309,057	$232,719	$17,405	$100,429	$14,839	$330,582
Revenues of unconsolidated entities	99,920	—	(99,920)	—	—	100,429	—	(100,429)	—	—
Exclude land sales	(8,221)	(822)	(651)	—	(8,050)	(15,391)	(1,539)	(139)	—	(13,991)
Exclude land sales of unconsolidated entities	(651)	—	651	—	—	(139)	—	139	—	—
Exclude Land Development Group other revenues	(2,228)	(222)	(15)	—	(2,021)	(1,861)	(184)	(97)	—	(1,774)
Exclude Land Development Group other revenues of unconsolidated entities	(15)	—	15	—	—	(97)	—	97	—	—
Adjusted revenues	314,768	15,782	—	—	298,986	315,660	15,682	—	14,839	314,817
Operating expenses	130,615	6,775	43,478	—	167,318	148,978	8,097	43,581	9,961	194,423
Operating expenses of unconsolidated entities	43,478	—	(43,478)	—	—	43,581	—	(43,581)	—	—
Exclude cost of land sales	(1,702)	(161)	(401)	—	(1,942)	(4,216)	(394)	—	—	(3,822)
Exclude cost of land sales of unconsolidated entities	(401)	—	401	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses	(2,397)	(266)	(76)	—	(2,207)	(2,508)	(259)	(578)	—	(2,827)
Exclude Land Development Group operating expenses of unconsolidated entities	(76)	—	76	—	—	(578)	—	578	—	—
Exclude corporate general and administrative expenses	(15,950)	—	—	—	(15,950)	(12,201)	—	—	—	(12,201)
Exclude REIT conversion, reorganization costs and termination benefits	(5,681)	—	—	—	(5,681)	(9,771)	—	—	—	(9,771)
Adjusted operating expenses	147,886	6,348	—	—	141,538	163,285	7,444	—	9,961	165,802
Net operating income	$166,882	$9,434	$—	$—	$157,448	$152,375	$8,238	$—	$4,878	$149,015
Revenues of unconsolidated entities	(99,920)	—	99,920	—	—	(100,429)	—	100,429	—	—
Operating expenses of unconsolidated entities	43,478	—	(43,478)	—	—	43,581	—	(43,581)	—	—
Land sales	8,221	822	651	—	8,050	15,391	1,539	139	—	13,991
Land sales of unconsolidated entities	651	—	(651)	—	—	139	—	(139)	—	—
Cost of land sales	(1,702)	(161)	(401)	—	(1,942)	(4,216)	(394)	—	—	(3,822)
Cost of land sales of unconsolidated entities	(401)	—	401	—	—	—	—	—	—	—
Land Development Group other revenues	2,228	222	15	—	2,021	1,861	184	97	—	1,774
Land Development Group other revenues of unconsolidated entities	15	—	(15)	—	—	97	—	(97)	—	—
Land Development Group operating expenses	(2,397)	(266)	(76)	—	(2,207)	(2,508)	(259)	(578)	—	(2,827)
Land Development Group operating expenses of unconsolidated entities	(76)	—	76	—	—	(578)	—	578	—	—
Corporate general and administrative expenses	(15,950)	—	—	—	(15,950)	(12,201)	—	—	—	(12,201)
REIT conversion, reorganization costs and termination benefits	(5,681)	—	—	—	(5,681)	(9,771)	—	—	—	(9,771)
Depreciation and amortization	(62,418)	(5,463)	(22,587)	—	(79,542)	(56,200)	(3,862)	(20,527)	(5,079)	(77,944)
Write-offs of abandoned development projects	—	—	—	—	—	(5,778)	—	(10,191)	—	(15,969)
Impairment of real estate	(2,100)	—	—	—	(2,100)	—	—	—	—	—
Interest and other income	11,031	392	390	—	11,029	9,278	506	363	—	9,135
Net gain on disposition of interest in unconsolidated entities	—	—	12,613	—	12,613	—	—	19,284	—	19,284
Gains on change in control of interests	—	—	—	—	—	487,684	—	—	—	487,684
Interest expense	(32,435)	(3,049)	(25,504)	—	(54,890)	(37,625)	(1,917)	(25,182)	(4,781)	(65,671)
Amortization of mortgage procurement costs	(1,416)	(267)	(882)	—	(2,031)	(1,862)	(45)	(791)	—	(2,608)
Loss on extinguishment of debt	—	—	(849)	—	(849)	(3,190)	—	(383)	—	(3,573)
Earnings (loss) from unconsolidated entities	21,164	96	(19,623)	—	1,445	19,800	99	(19,421)	(791)	(511)
Earnings (loss) before income taxes	$29,174	$1,760	$—	$—	$27,414	$495,848	$4,089	$—	$(5,773)	$485,986

Reconciliation of Net Operating Income (non-GAAP) to Earnings (Loss) Before Income Taxes (GAAP) (in thousands) (continued)
	Six Months Ended June 30, 2016					Six Months Ended June 30, 2015
	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)
Total revenues	$452,226	$32,471	$197,362	$8,136	$625,253	$440,981	$31,530	$204,585	$30,658	$644,694
Revenues of unconsolidated entities	197,362	—	(197,362)	—	—	204,585	—	(204,585)	—	—
Exclude land sales	(12,154)	(1,213)	(1,317)	—	(12,258)	(24,054)	(2,403)	(1,099)	—	(22,750)
Exclude land sales of unconsolidated entities	(1,317)	—	1,317	—	—	(1,099)	—	1,099	—	—
Exclude Land Development Group other revenues	(4,144)	(411)	(61)	—	(3,794)	(3,255)	(315)	(453)	—	(3,393)
Exclude Land Development Group other revenues of unconsolidated entities	(61)	—	61	—	—	(453)	—	453	—	—
Adjusted revenues	631,912	30,847	—	8,136	609,201	616,705	28,812	—	30,658	618,551
Operating expenses	277,542	14,065	85,311	6,938	355,726	289,663	13,871	90,848	20,952	387,592
Operating expenses of unconsolidated entities	85,311	—	(85,311)	—	—	90,848	—	(90,848)	—	—
Exclude cost of land sales	(2,042)	(193)	(401)	—	(2,250)	(6,527)	(611)	—	—	(5,916)
Exclude cost of land sales of unconsolidated entities	(401)	—	401	—	—	—	—	—	—	—
Exclude Land Development Group operating expenses	(4,745)	(547)	(424)	—	(4,622)	(4,838)	(520)	(1,075)	—	(5,393)
Exclude Land Development Group operating expenses of unconsolidated entities	(424)	—	424	—	—	(1,075)	—	1,075	—	—
Exclude corporate general and administrative expenses	(31,602)	—	—	—	(31,602)	(25,704)	—	—	—	(25,704)
Exclude REIT conversion, reorganization costs and termination benefits	(14,401)	—	—	—	(14,401)	(15,983)	—	—	—	(15,983)
Adjusted operating expenses	309,238	13,325	—	6,938	302,851	326,384	12,740	—	20,952	334,596
Net operating income	$322,674	$17,522	$—	$1,198	$306,350	$290,321	$16,072	$—	$9,706	$283,955
Revenues of unconsolidated entities	(197,362)	—	197,362	—	—	(204,585)	—	204,585	—	—
Operating expenses of unconsolidated entities	85,311	—	(85,311)	—	—	90,848	—	(90,848)	—	—
Land sales	12,154	1,213	1,317	—	12,258	24,054	2,403	1,099	—	22,750
Land sales of unconsolidated entities	1,317	—	(1,317)	—	—	1,099	—	(1,099)	—	—
Cost of land sales	(2,042)	(193)	(401)	—	(2,250)	(6,527)	(611)	—	—	(5,916)
Cost of land sales of unconsolidated entities	(401)	—	401	—	—	—	—	—	—	—
Land Development Group other revenues	4,144	411	61	—	3,794	3,255	315	453	—	3,393
Land Development Group other revenues of unconsolidated entities	61	—	(61)	—	—	453	—	(453)	—	—
Land Development Group operating expenses	(4,745)	(547)	(424)	—	(4,622)	(4,838)	(520)	(1,075)	—	(5,393)
Land Development Group operating expenses of unconsolidated entities	(424)	—	424	—	—	(1,075)	—	1,075	—	—
Corporate general and administrative expenses	(31,602)	—	—	—	(31,602)	(25,704)	—	—	—	(25,704)
REIT conversion, reorganization costs and termination benefits	(14,401)	—	—	—	(14,401)	(15,983)	—	—	—	(15,983)
Depreciation and amortization	(125,629)	(9,790)	(43,349)	(35)	(159,223)	(109,224)	(7,705)	(42,196)	(10,151)	(153,866)
Write-offs of abandoned development projects	—	—	—	—	—	(5,778)	—	(10,191)	—	(15,969)
Impairment of real estate	(14,564)	—	—	—	(14,564)	—	—	—	—	—
Interest and other income	20,685	769	755	—	20,671	18,982	916	646	—	18,712
Net gain on disposition of interest in unconsolidated entities	—	—	12,613	—	12,613	—	—	19,284	—	19,284
Gains on change in control of interests	—	—	—	—	—	487,684	—	—	—	487,684
Interest expense	(67,070)	(5,038)	(49,845)	(1,738)	(113,615)	(80,093)	(4,526)	(51,036)	(9,585)	(136,188)
Amortization of mortgage procurement costs	(3,081)	(459)	(1,794)	(21)	(4,437)	(3,963)	(144)	(1,588)	—	(5,407)
Loss on extinguishment of debt	(29,084)	—	(849)	—	(29,933)	(38,344)	—	(608)	—	(38,952)
Earnings (loss) from unconsolidated entities	31,700	178	(29,582)	(1,400)	540	29,915	82	(28,048)	(1,593)	192
Earnings (loss) before income taxes	$(12,359)	$4,066	$—	$(1,996)	$(18,421)	$450,497	$6,282	$—	$(11,623)	$432,592

	Net Operating Income (in thousands)
	Three Months Ended June 30, 2016				Three Months Ended June 30, 2015				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$69,514	$—	$—	$69,514	$67,856	$—	$—	$67,856	2.4%	2.4%
Adjusted operating expenses	28,493	—	—	28,493	27,921	—	—	27,921	2.0%	2.0%
Comparable NOI	41,021	—	—	41,021	39,935	—	—	39,935	2.7%	2.7%
Non-Comparable NOI	184	—	—	184	4,859	—	—	4,859
Total	41,205	—	—	41,205	44,794	—	—	44,794
Office Buildings
Comparable
Adjusted revenues	108,368	4,922	—	103,446	105,975	5,045	—	100,930	2.3%	2.5%
Adjusted operating expenses	44,130	2,436	—	41,694	45,494	2,598	—	42,896	(3.0)%	(2.8)%
Comparable NOI	64,238	2,486	—	61,752	60,481	2,447	—	58,034	6.2%	6.4%
Non-Comparable NOI	8,519	(26)	—	8,545	1,394	85	—	1,309
Total	72,757	2,460	—	70,297	61,875	2,532	—	59,343
Apartments
Comparable
Adjusted revenues	83,672	9,492	—	74,180	81,145	8,847	—	72,298	3.1%	2.6%
Adjusted operating expenses	33,526	2,931	—	30,595	32,915	2,942	—	29,973	1.9%	2.1%
Comparable NOI	50,146	6,561	—	43,585	48,230	5,905	—	42,325	4.0%	3.0%
Non-Comparable NOI	1,416	784	—	632	(2,074)	(426)	—	(1,648)
Total	51,562	7,345	—	44,217	46,156	5,479	—	40,677
Arena	—	—	—	—	—	—	4,870	4,870
Federally Assisted Housing	4,791	—	—	4,791	5,413	—	—	5,413
Military Housing	—	—	—	—	9,160	737	—	8,423
Straight-line rent adjustments	3,381	31	—	3,350	324	25	8	307
Other (2)	(6,814)	(402)	—	(6,412)	(15,347)	(535)	—	(14,812)
Total NOI
Comparable
Adjusted revenues	261,554	14,414	—	247,140	254,976	13,892	—	241,084	2.6%	2.5%
Adjusted operating expenses	106,149	5,367	—	100,782	106,330	5,540	—	100,790	(0.2)%	0.0%
Comparable NOI	155,405	9,047	—	146,358	148,646	8,352	—	140,294	4.5%	4.3%
Non-Comparable NOI	11,477	387	—	11,090	3,729	(114)	4,878	8,721
Grand Total	$166,882	$9,434	$—	$157,448	$152,375	$8,238	$4,878	$149,015

(1)	Includes the Company’s pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.

	Net Operating Income (in thousands)
	Six Months Ended June 30, 2016				Six Months Ended June 30, 2015				% Change
	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Less Noncontrolling Interest	Plus Discontinued Operations	Pro-Rata Consolidation (Non-GAAP)	Full Consolidation (1)	Pro-Rata Consolidation (Non-GAAP)
Retail
Comparable
Adjusted revenues	$141,362	$—	$—	$141,362	$136,579	$—	$—	$136,579	3.5%	3.5%
Adjusted operating expenses	57,231	—	—	57,231	56,853	—	—	56,853	0.7%	0.7%
Comparable NOI	84,131	—	—	84,131	79,726	—	—	79,726	5.5%	5.5%
Non-Comparable NOI	968	—	—	968	9,285	—	—	9,285
Total	85,099	—	—	85,099	89,011	—	—	89,011
Office Buildings
Comparable
Adjusted revenues	215,097	9,784	—	205,313	207,737	9,760	—	197,977	3.5%	3.7%
Adjusted operating expenses	86,828	4,673	—	82,155	89,940	4,955	—	84,985	(3.5)%	(3.3)%
Comparable NOI	128,269	5,111	—	123,158	117,797	4,805	—	112,992	8.9%	9.0%
Non-Comparable NOI	16,854	(26)	—	16,880	3,509	258	—	3,251
Total	145,123	5,085	—	140,038	121,306	5,063	—	116,243
Apartments
Comparable
Adjusted revenues	162,940	17,650	—	145,290	157,441	16,325	—	141,116	3.5%	3.0%
Adjusted operating expenses	65,382	5,577	—	59,805	65,359	5,437	—	59,922	0.0%	(0.2)%
Comparable NOI	97,558	12,073	—	85,485	92,082	10,888	—	81,194	5.9%	5.3%
Non-Comparable NOI	3,241	1,558	—	1,683	(1,014)	900	—	(1,914)
Total	100,799	13,631	—	87,168	91,068	11,788	—	79,280
Arena	—	—	1,198	1,198	—	—	9,687	9,687
Federally Assisted Housing	10,339	—	—	10,339	9,581	—	—	9,581
Military Housing	1,304	—	—	1,304	13,862	732	—	13,130
Straight-line rent adjustments	5,196	(15)	—	5,211	353	12	19	360
Other (2)	(25,186)	(1,179)	—	(24,007)	(34,860)	(1,523)	—	(33,337)
Total NOI
Comparable
Adjusted revenues	519,399	27,434	—	491,965	501,757	26,085	—	475,672	3.5%	3.4%
Adjusted operating expenses	209,441	10,250	—	199,191	212,152	10,392	—	201,760	(1.3)%	(1.3)%
Comparable NOI	309,958	17,184	—	292,774	289,605	15,693	—	273,912	7.0%	6.9%
Non-Comparable NOI	12,716	338	1,198	13,576	716	379	9,706	10,043
Grand Total	$322,674	$17,522	$1,198	$306,350	$290,321	$16,072	$9,706	$283,955

(1)	Includes the Company’s pro-rata share of NOI from unconsolidated subsidiaries accounted for under the equity method of accounting.

(2)	Includes non-capitalizable development costs and unallocated management and service company overhead.